Exhibit 99.1

Nexvet Biopharma Appoints Dr. George Gunn as Chairman

DUBLIN, Ireland; MELBOURNE, Australia – April 01, 2015 – Veterinary biologic therapy developer Nexvet Biopharma (NASDAQ: NVET) today announced it has appointed former Division Head of Novartis Animal Health Dr. George Gunn as non-executive chairman of the Nexvet Board of Directors. The appointment is effective from 31 March 2015.

Until January 2015, Dr. Gunn was Division Head of Novartis Animal Health and a member of the Novartis Executive Committee. Novartis announced in April 2014 the intention to sell its animal health business to Eli Lilly in a $5.4 billion transaction that was completed on January 1st, 2015.

Dr. Gunn joined Novartis in 2003 as Head of Novartis Animal Health, North America and became global head of the Animal Health Business Unit in 2004. In addition to this role, he was Division Head, Novartis Consumer Health, from 2008 to 2011 and served as Head of Corporate Social Responsibility from 2011 to 2014.

“George has successfully steered one of the world’s largest animal health businesses for a decade. His operational experience and deep industry knowledge is an ideal fit for an innovative animal health business in clinical development, such as Nexvet, as we begin preparing for market launch in the coming years. On behalf of our board and the wider Nexvet team, I extend him a warm welcome,” said Dr. Mark Heffernan, Chief Executive Officer of Nexvet.

Before joining Novartis, Dr. Gunn was president of U.S. based Pharmacia Animal Health. His previous positions included a succession of healthcare executive roles over the course of 18 years as well as nine years as a veterinary surgeon. Dr. Gunn graduated with a bachelor of veterinary medicine and surgery from the Royal (Dick) School of Veterinary Studies in the United Kingdom in 1973. He graduated with a diploma in veterinary state medicine from the same school in 1978. In 2008, he received an honorary doctorate in veterinary medicine and surgery from the University of Edinburgh.

Former Nexvet Chairman, Chris Brown, will remain on the board as a non-executive director to facilitate Dr. Gunn’s transition to the role. “Chris has led Nexvet during a year of extraordinary growth and intense activity, recently culminating in an initial public offering on the NASDAQ Global Market. The entire team is grateful to Chris for his guidance and direction throughout this period and looks forward to his continued participation as part of the strengthened Nexvet Board of Directors,” said Dr. Heffernan.

About Nexvet (www.nexvet.com)

Nexvet is a clinical-stage biopharmaceutical company focused on transforming the therapeutic market for companion animals, such as dogs and cats, by developing and commercializing novel, species-specific biologics. Nexvet’s proprietary PETization™ platform is designed to rapidly create monoclonal antibodies (“mAbs”) that are recognized as “self” or “native” by an animal’s immune system, a property Nexvet refers to as “100% species-specificity.” Nexvet’s product candidates also build upon the safety and efficacy data from clinically tested human therapies, thereby reducing clinical risk and development cost.

Forward-Looking Statements

All statements in this press release other than statements of historical fact are forward-looking statements, including statements regarding our future results of operations and financial position, business strategy, prospective products and approvals, governance structure and timing and likelihood of success. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to materially differ from the results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “continue,” “intend,” “may,” “plan,” “will,” or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future results, performance or achievements. Factors that could cause actual results, performance or achievements to differ materially include those summarized under Risk Factors in our reports on Forms 10-Q and 10-K and the other documents we file from time to time with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements. We undertake no obligation to revise or update these forward-looking statements, except as required by law.

Further information:

Investors Candice Knoll Blueprint Life Science Group +1 415-375-3340 Ext. 105 cknoll@bplifescience.com	Media Lynn Granito Berry & Company Public Relations +1 212-253-8881 lgranito@berrypr.com